Item 77E
LEGAL PROCEEDINGS
Since October 2003,
 Federated and
related entities
 (collectively, "Federated"),
 and various Federated funds
("Funds"), have been
 named as defendants in
 several class action
lawsuits now pending in
 the United States District
Court for the District
of Maryland. The lawsuits
 were purportedly filed
 on behalf of people who
purchased, owned
and/or redeemed shares
of Federated-sponsored
mutual funds during
specified periods
beginning November 1, 1998.
The suits are generally
 similar in alleging that
 Federated engaged in
illegal and improper
trading practices including
market timing and late
 trading in concert with
 certain institutional
 traders, which allegedly
 caused financial injury to
the mutual fund shareholders.
 These lawsuits began to
be filed shortly after
Federated's first public
announcement
that it had received
requests for information
on shareholder trading
activities in the Funds
 from the SEC, the Office
of the New York State
 Attorney General ("NYAG"),
 and other authorities.
In that regard, on
November 28, 2005,
Federated announced that
 it had reached final
settlements with the SEC
and the NYAG with respect
to those matters.
Specifically, the SEC
and NYAG settled proceedings
 against three Federated
subsidiaries involving
undisclosed
market timing arrangements
and late trading. The SEC
 made findings: that
Federated Investment Management
Company ("FIMC"), an
SEC-registered investment
adviser to various Funds,
 and Federated Securities
 Corp., an
SEC-registered broker-dealer
 and distributor for the
Funds, violated provisions
 of the Investment Advisers
 Act and
Investment Company Act by
 approving, but not disclosing,
 three market timing
arrangements, or the associated
conflict of interest between
 FIMC and the funds involved
 in the arrangements, either
 to other fund shareholders
 or to
the funds' board; and that
 Federated Shareholder
Services Company, formerly
 an SEC-registered transfer
 agent,
failed to prevent a customer
 and a Federated employee
from late trading in
violation of provisions
of the Investment
Company Act. The NYAG found
that such conduct violated
provisions of New York
State law. Federated entered
into the settlements without
 admitting or denying the
 regulators' findings. As
 Federated previously reported
 in 2004,
it has already paid approximately
 $8.0 million to certain funds
 as determined by an
independent consultant.
 As part
of these settlements,
Federated agreed to pay
disgorgement and a civil
 money penalty in the
 aggregate amount of an
additional $72 million and,
 among other things,
agreed that it would not
serve as investment adviser
 to any
registered investment company
 unless (i) at least 75% of
the fund's directors are
independent of Federated,
 (ii) the
chairman of each such
fund is independent of
Federated, (iii) no
 action may be taken
by the fund's board or any
committee thereof unless
 approved by a majority
of the independent trustees
 of the fund or committee,
respectively,
and (iv) the fund appoints
a "senior officer" who
reports to the independent
 trustees and is responsible
 for
monitoring compliance by the
 fund with applicable laws
and fiduciary duties and for
 managing the process by which
management fees charged to
a fund are approved. The
 settlements are described
 in Federated's announcement
which, along with previous
 press releases and related
communications on those matters,
 is available in the "About
Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have also
 been named as defendants in
 several additional lawsuits
 that are now pending in the
United States District Court
for the Western District of
Pennsylvania, alleging, among
 other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds
 retained the law firm of
 Dickstein Shapiro LLP to
represent the Funds in each
of the
lawsuits described in the
preceding two paragraphs.
Federated and the Funds,
 and their respective counsel,
have
been defending this litigation,
and none of the Funds remains
a defendant in any of the
lawsuits (though some could
potentially receive any
recoveries as nominal defendants).
 Additional lawsuits based
upon similar allegations may
be filed in the future. The
potential impact of these
lawsuits, all of which seek
 unquantified damages, attorneys'
fees, and expenses, and
future potential similar
suits is uncertain. Although
we do not believe that these
lawsuits will
have a material adverse
 effect on the Funds, there
can be no assurance that
these suits, ongoing adverse
 publicity
and/or other developments
 resulting from the regulatory
 investigations will not
result in increased Fund
redemptions, reduced sales
 of Fund shares, or other
adverse consequences for the Funds.




Current as of:  8/18/94